As filed with the Securities and Exchange Commission on June 20, 2007

Registration No. 333-142530

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NOVAMED, INC.

(Exact name of Registrant as specified in its charter)

Delaware	36-4116193
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

and its Guarantor Subsidiaries
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
Delaware	NovaMed Management Services, LLC	36-4013255
Missouri	NovaMed Management of Kansas City, Inc.	43-0987398
Missouri	Blue Ridge NovaMed, Inc.	43-0960040
Kentucky	NovaMed of Louisville, Inc.	61-1122905
Iowa	Midwest Uncuts, Inc.	43-1063029
Delaware	NovaMed Eyecare Research, Inc.	36-4306481
Missouri	NovaMed Eye Surgery and Laser Center of St. Joseph, Inc.	43-1519222
Illinois	NMGK, Inc.	43-1727619
Kansas	NMLO, Inc.	48-0826231
Delaware	NovaMed Eye Surgery Center of Cincinnati, LLC	36-4408911
Delaware	Patient Education Concepts, Inc.	74-2953719
Georgia	NMI, Inc.	58-1681763
Delaware	NovaMed Acquisition Company, Inc.	36-4463521
Delaware	NovaMed of Texas, Inc.	68-0510006
Delaware	NovaMed Alliance, Inc.	04-3699892
Delaware	NovaMed of Wisconsin, Inc.	20-1897790
Delaware	NovaMed of Dallas, Inc.	20-3987436
Delaware	NovaMed of San Antonio, Inc.	20-4400542
Delaware	NovaMed of Laredo, Inc.	20-4926148
Delaware	NovaMed Eye Surgery Center of North County, LLC	36-4111316
Delaware	NovaMed Eye Surgery Center (Plaza), LLC	36-4124368
(State or other jurisdiction of incorporation or organization)	(Exact name of Registrant as specified in its charter)	(I.R.S. Employer Identification No.)

980 North Michigan Avenue
Suite 1620 Chicago, Illinois 60611
(312) 664-4100

 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Thomas S. Hall
President, Chief Executive Officer and Chairman of the Board
980 North Michigan Avenue Suite 1620
Chicago, Illinois 60611
(312) 664-4100

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

 R. Cabell Morris, Jr. Esq.
Winston & Strawn LLP 35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5609

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this Registration Statement.

(Continued on following page)

(continued from previous page)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted.

Subject to Completion, dated June 20, 2007

PROSPECTUS

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

By this prospectus, we may offer and sell from time to time up to an aggregate of $75,000,000 of common stock, preferred stock, debt securities or warrants, which we refer to in this prospectus collectively as the “securities.”  We will provide specific terms of the offerings, including the amount and offering prices, in one or more supplements to this prospectus at the time of the offerings. The prospectus supplements may also add, update or change information contained in this prospectus.

We may sell the our securities directly to you or to or through underwriters, dealers or agents we select. If we use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in supplements to this prospectus.

Our common stock is traded on the Nasdaq Global Market under the symbol “NOVA.” On April 30, 2007, the last reported sale price of our common stock as quoted on the Nasdaq Global Market was $7.38 per share.

You are urged to carefully read this prospectus, the prospectus supplement relating to any specific offering of securities and all of the information incorporated by reference herein and therein. Investing in our securities involves significant risks. These risks are discussed in this prospectus under “Risk Factors” beginning on page 2 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is                    , 2007.

We have not authorized any person to give any information or make any representations in connection with this offering other than those contained or incorporated by reference into this prospectus and any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (Registration Statement) that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf process, we may from time to time sell the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the securities, you should refer to the Registration Statement, including its exhibits. You should read both this prospectus and any prospectus supplement carefully, including the risks of investing in our securities discussed under “Risk Factors,” together with the additional information described under the heading “Where You Can Find More Information.”  Unless otherwise indicated in this prospectus or any prospectus supplement, or the context otherwise requires, all references to “NovaMed,” “the Company,” “the Registrant,” “we,” “us” or “our” mean NovaMed, Inc.

ABOUT NOVAMED

NovaMed, Inc. is a health care services company and an owner and operator of ambulatory surgery centers (ASCs). Our primary focus and strategy is to acquire, develop and operate ASCs in joint ownership with physicians throughout the United States. As of March 31, 2007, we owned and operated 37 ASCs located in 18 states. Historically, most of our ASCs have been single-specialty ophthalmic surgical facilities where ophthalmologists perform surgical procedures, primarily consisting of cataract surgery. Over the past three years, however, we have focused on expanding into other specialties such as orthopedics (including podiatry), urology, gastroenterology, pain management, plastic surgery and gynecology. This expansion into other specialties has been accomplished through both the acquisition of new ASCs and the addition of new specialties to our existing ASCs. As of March 31, 2007, 10 of our 37 ASCs offered surgical services in specialties other than ophthalmology. We continue to explore opportunities to acquire ASCs offering differing types of medical specialties. We also continue to explore ways to efficiently add new specialties to our existing ASCs.

As of March 31, 2007, we had physicians as our equity partners in 35 of our ASCs, and we own a majority interest in 34 of these facilities and a minority interest in one other. We own all of the equity interests in our other two ASCs; however, in the future we may elect to sell a minority interest in these facilities to physicians.

In addition to having surgical equipment in our ASCs, we also provide excimer lasers to ophthalmologists for their use in performing laser vision correction surgery in their offices. We provide these excimer lasers and other services pursuant to laser services agreements.

We also own and operate optical laboratories, an optical products purchasing organization and a marketing products and services business.

In addition to our surgical facilities and optical products businesses, we provide management services to two eye care practices pursuant to long-term service agreements. Under these service agreements, we provide business, information technology, administrative and financial services to these practices in exchange for a management fee. These management services are provided to an optometric practice with an optical retail store located in the Chicago market and an ophthalmology practice with multiple locations in Atlanta, Georgia.

We were originally organized as a Delaware limited liability company in March 1995 under the name NovaMed Eyecare Management, LLC. In connection with a venture capital investment made in November 1996, NovaMed Holdings Inc., an Illinois corporation, was formed to serve as a holding company, with NovaMed Eyecare Management, LLC as our principal operating subsidiary. In May 1999, NovaMed Holdings Inc. reincorporated as a Delaware corporation and changed its name to NovaMed Eyecare, Inc. In August 1999, we consummated our initial public offering of our common stock. In March 2004, we changed our name to NovaMed, Inc. We also changed the name of our principal operating subsidiary to NovaMed Management Services, LLC.

Our principal executive offices are located at 980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611 and our telephone number is (312) 664-4100. Our website is located at www.novamed.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information contained in this prospectus, you should carefully consider the following risks and uncertainties before purchasing our securities. Our business, financial condition and operating results could be materially adversely affected by these risks and uncertainties. In that case, the trading price of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties may also impair our business operations.

RISKS RELATING TO OUR BUSINESS

Reduced prices and reimbursement rates for surgical procedures as a result of competition or Medicare and other governmental and private third party payor cost containment efforts could reduce our revenue, profitability and cash flow.

Government sponsored health care programs accounted for approximately 38% of our consolidated net revenue for the year ended December 31, 2006. The health care industry is continuing to experience a trend toward cost containment as government and private third-party payors seek to contain reimbursement and utilization rates and to negotiate reduced payment schedules with health care providers. These trends may result in a reduction from historical levels in per patient revenue received by our ASCs. Changes in Medicare payment rates have, in the past, resulted in reduced payments to ASCs. Medicaid and other governmental and private insurance payments also could be affected to the extent that these insurance companies use payment methodologies based on Medicare rates, or take actions independent of Medicare to revise payment methodologies.

On December 8, 2003, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (referred to as the “Medicare Modernization Act”) was signed into law. The Medicare Modernization Act eliminates the historical practice of basing ASC facility fees on cost surveys of ASCs, and instead requires the Centers for Medicare & Medicaid Services (CMS) to devise a new methodology for establishing ASC facility payments, and to implement new reimbursement rates based on the new methodology between January 1, 2006 and January 1, 2008. On August 23, 2006, CMS proposed a new rate-setting methodology pursuant to the mandate established under the Medicare Modernization Act. Under the rate-setting methodology proposed by CMS, ASC facility payments would be a percentage (proposed to be 62 percent) of the rates paid to hospitals for the same services when furnished on an outpatient basis in the hospital setting. Payments for certain services commonly furnished in a physician offices would be capped at the amount Medicare pays physicians as a technical component when the services are furnished in the office setting. In the proposal, CMS also announced its intent to implement the new payment system effective for services furnished on and after January 1, 2008. When CMS eventually implements rebased rates, payment amounts for most procedures could change, in some cases significantly. Additionally, the Medicare Modernization Act provides that there shall be no inflation update to Medicare ASC rates during calendar years 2005 through 2009. This freeze will adversely affect the revenues of our business. Further, if CMS finalizes its proposal to base ASC payments on amounts paid to hospitals for comparable services, we anticipate significant fluctuation in ASC payment rates from year-to-year when CMS annually updates hospital payment rates.

The proposed rule, as written, would result in a reduction in the reimbursement rates for certain ophthalmology procedures, including cataract and YAG procedures, which made up approximately 54% of the procedures performed in our ASCs in the fourth quarter of 2006. The proposed rule also would reduce reimbursement rates for gastroenterology and pain procedures which together made up approximately 14% of the procedures performed in our ASCs in the fourth quarter of 2006. Conversely, the proposed rule would increase reimbursement rates for certain procedures, including orthopedic procedures, which made up approximately 8% of the total procedures performed in our ASCs in the fourth quarter of 2006.

These proposed reimbursement changes are currently scheduled to be phased in over a two-year period beginning January 1, 2008. If we annualized our fourth quarter 2006 procedure mix, payor mix and volume, we estimate that the first phase of the proposed rule would negatively impact our annual earnings per share by $0.01 to $0.02. We estimate that the final phase of the proposed rule, including the impact of the first phase, would negatively impact our annual earnings per share by $0.03 to $0.04.

On February 8, 2006, the President of the United States signed into law the Deficit Reduction Act of 2005. This legislation requires CMS to, among other things, limit Medicare reimbursements for surgical procedures furnished in ASCs to the amount paid to a hospital for the same service effective for services furnished on and after January 1, 2007. CMS implemented this change effective January 1, 2007. Since Medicare previously paid ASCs more than hospitals for certain procedures commonly furnished in our facilities, this change reduced reimbursement for certain services furnished in our facilities and negatively impacted our business. Considering the procedures performed in our ASCs in 2006 and prior years, the most significant impact to us from this legislation is the reduction in the Medicare facility fee for the after-cataract laser surgery procedure which is also known as the YAG procedure. Based on the number of YAG procedures performed in our ASCs during the fourth quarter of 2006, we estimate that the annual impact from the decreased Medicare facility fee paid for these procedures is a reduction of approximately $1.2 million to $1.4 million in net surgical facilities revenue. This would equate to an estimated negative impact in earnings per share of between $0.01 and $0.02. To the extent that other payors, governmental and private, adopt this practice, the impact could be greater.

Under current regulations, ASC Covered Procedures, for example, those for which a facility fee is provided by the Medicare program, are those procedures specifically approved by CMS. CMS develops and maintains a listing of ASC Covered Procedures (defined by the Healthcare Common Procedure Coding System, or HCPCS). A facility fee is available only for listed procedure codes. At present, approximately 2,500 procedures are approved for the ASC setting. CMS is required by law to update the list of ASC Covered Procedures every two (2) years. CMS has disregarded this requirement for many years. There is a substantial risk that CMS will occasionally disregard this statutory requirement, and not update the list of ASC Covered Procedures as required by law.

There also is a material risk that CMS will reduce the number of ASC Covered Procedures. On November 26, 2004, CMS proposed to delete 100 procedures from the list of ASC Covered Procedures, including many procedures that are commonly furnished in ASC settings. Although CMS ultimately decided in May 2005 to delete only five of the proposed 100 procedures, CMS could again propose and ultimately decide to substantially reduce the number of procedures for which Medicare will pay an ASC facility fee, a change that could affect the financial viability of our business. To the extent that any procedures performed at our ASCs are deleted from the list of ASC Covered Procedures, it could negatively and materially affect our revenue and business.

Considerable uncertainty surrounds the future determination of Medicare reimbursement levels for ambulatory surgical services. Services reimbursable under the Medicare program are subject to legislative change, administrative rulings, interpretations, discretion, governmental funding restrictions and requirements for utilization review. Such matters, as well as more general governmental budgetary concerns, may significantly reduce payments made to ASCs under this program, and there can be no assurance that future Medicare payment rates will be sufficient to cover the costs of, or cost increases in, providing services to Medicare patients.

Revenue from laser vision correction procedures comprised approximately 3% of our surgical facilities net revenue for the year ended December 31, 2006. The market for providing laser vision correction and other refractive surgery procedures continues to be highly competitive. In response, many of our competitors are offering laser vision correction or other refractive surgery services at lower prices than the prices we charge. If price competition continues, however, we may choose or be forced to lower the facility fees we charge in our surgical facilities. If we lower our fees, we could experience reductions in our revenue, profitability and cash flow.

As we develop and acquire more multi-specialty ASCs, we anticipate that the percentage of our surgical facilities net revenue derived from governmental payors such as Medicare will decrease while reimbursements from private third party payors will increase. Given this changing payor mix, our success will depend on our ability to negotiate favorable contracts with private third party payors. Even though our relative dependence on Medicare reimbursements may decrease, our revenue from private third party payors could be negatively affected by any adverse Medicare changes because many private third party payors tie their reimbursement levels to Medicare rates.

Our failure to operate, acquire or develop a sufficient number of profitable surgical facilities could limit our profitability and revenue growth.

Our growth strategy is focused on growing our existing ASCs and acquiring or developing new ASCs in a cost-effective manner. We may not experience an increase in surgical procedures at our existing or future ASCs. We may not be able to achieve the economies of scale and patient base, or provide the business, administrative and financial services required to grow or sustain profitability in our existing and future ASCs. Newly acquired or developed facilities may generate losses or experience lower operating margins than our more established facilities, or they may not generate returns that justify our investment. For example, in July 2006 we acquired a 61% equity interest in an ASC located in Laredo, Texas that has yet to perform at a level consistent with its historical operations or our expectations. As a result, we have made a mediation demand in connection with this transaction alleging that the selling physician has breached the terms of the transaction documents and made certain misrepresentations to us. If we fail to resolve the dispute in mediation, we expect that it will be submitted to arbitration.

The current market for ASC acquisitions is very competitive, and most potential targets are evaluating offers from multiple bidders. This bidding process often results in increased purchase prices and less favorable transaction terms. In many instances, we have dropped out of the bidding because we thought the price was too high or other proposed terms were unacceptable. We may not be able to identify suitable acquisition or development targets, successfully negotiate the acquisition or development of these facilities on satisfactory terms, or have the access to adequate capital to finance these endeavors.

We anticipate that we will fund the acquisition and development of future ASCs from cash generated from our operations, amounts borrowed under our credit facility and the net proceeds from the sale of securities offered by this prospectus. The maximum commitment available under our credit facility is currently $125 million. Our current credit facility expires on February 5, 2010. As of March 31, 2007, we had approximately $58 million of availability under our credit facility. Given that we intend to continue to finance our acquisitions by using a combination of cash generated from our business operations and borrowings under our credit facility, we may in the future need to increase our maximum available commitment. We have an option under our credit facility to increase the maximum commitment to $150 million under certain conditions. To the extent we are able to increase our maximum commitment, if at all, such an increase may not be on terms that are favorable to us or sufficient for our needs. Our maximum borrowing availability and applicable interest rates under our credit facility are calculated based on a ratio of our total indebtedness to our earnings before interest, taxes, depreciation and amortization (EBITDA), all as more fully defined in our credit facility. Our credit facility currently provides for temporary increases in this ratio through September 30, 2008 for purposes of calculating our maximum borrowing availability. This ratio will decrease following September 30, 2008 and will reduce our maximum borrowing capacity. In addition, our higher level of borrowings and the continued periodic escalation in interest rates have increased our borrowing costs which have adversely affected our profitability.

If we are unable to successfully implement our growth strategy or manage our growth effectively, our business, financial condition and results of operations could be adversely affected.

Our revenue and profitability could decrease if we are unable to maintain positive relationships with the physicians who perform surgical procedures at our ASCs.

The success of our business depends on our relationship with, and the success and efforts of, the physicians who perform surgical procedures at our ASCs. Our physician partners may perform surgical procedures at other facilities or hospitals, are not required to use our ASCs and may choose not to perform procedures at our ASCs. Our revenue and profitability would decline if our relationship with key physicians deteriorated or those physicians reduced or eliminated their use of our ASCs. In addition, our business and reputation could be damaged if the physicians who use our ASCs fail to provide quality medical care or follow required professional guidelines at our facilities.

In addition, co-owning ASCs with physicians may create additional regulatory risk. For a further discussion of our regulatory environment, see the section entitled “Government Regulation—Federal Law—Anti-Kickback Statute” in our annual report on Form 10-K for the year ended December 31, 2006 incorporated by reference in this prospectus.

Funding our growth strategy will require us to obtain significant additional capital that could increase our leverage, dilute our current equity holders and limit our flexibility.

Our acquisition and development program requires substantial capital resources and the operations of our existing ASCs also require ongoing capital expenditures. Our future capital requirements and the adequacy of our available funds will depend on many factors, including the timing and size of our acquisitions, development and expansion activities, the capital requirements associated with our ASCs, the future cost of medical equipment and our ability to generate cash flow. If we identify favorable acquisition and development opportunities that require additional resources, we may be required to incur additional indebtedness or issue equity securities in order to pursue these opportunities. We may be unable to obtain sufficient financing on terms satisfactory to us, or at all. As a result, our acquisition and development activities would have to be curtailed or eliminated and our financial results would be adversely affected.

If we choose to use indebtedness to fund our growth, we may become significantly leveraged in the future. As of March 31, 2007, we had approximately $58 million of availability under our credit facility. Alternatively, we could issue public debt under this registration statement. The degree to which we are leveraged could cause us to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness, reducing the funds available for our operations. As our indebtedness increases, the portion of our borrowings at variable interest rates will also likely increase which will leave us vulnerable to interest rate increases. Our degree of leverage may also make us vulnerable to a downturn in our business or the economy generally and, to the extent we become more highly leveraged than some of our competitors, place us at a competitive disadvantage. We could also fund our growth, or reduce our outstanding indebtedness, through the issuance of equity securities. To the extent any such equity financing is available to us, it may be dilutive to our current equity holders. Finally, we will require a waiver or amendment to certain of the covenants under our current credit facility to issue any of the securities covered by this registration statement, except for common stock.

Our operating margins and profitability could suffer if we are unable to manage effectively, and grow the revenue of, our increasing number of ASCs.

Our growth strategy includes increasing our revenue and earnings by increasing the number of procedures performed at our ASCs. Because we do not anticipate price increases from third party payors, our operating margins will be adversely affected if we do not increase the revenue and procedure volume of our existing ASCs to offset increases in our operating costs. We seek to increase procedure volume and revenue at our ASCs by increasing the number of physicians performing procedures at our facilities, obtaining new or more favorable managed care contracts, improving patient flow at our centers and achieving operating efficiencies. We may not be successful in these endeavors.

We acquired ten ASCs in 2006 and our business strategy contemplates us continuing to acquire and develop more ASCs in the future. Our growth has placed, and will continue to place, increased demands on our employees, business systems and other resources. Continued expansion of our operations will require substantial financial resources and management attention. To accommodate our past and anticipated future growth, we will need to continue to implement and improve the management and operation of our business systems and to expand, train, manage and motivate our employees. Our operating results could suffer if we don’t properly manage our growth.

We may not compete effectively with other companies that have greater resources and experience than us or that may have the ability to influence our licensure.

Competitors with substantially greater financial, technical, managerial, marketing and other resources and experience may compete more effectively than us. We compete with other businesses, including ASC companies, hospitals, individual physicians, other ASCs, laser vision correction centers, eye care clinics and providers of retail optical products. Competitors with substantially greater resources may be more successful in acquiring and developing surgical facilities. Hospitals and other ASCs may be more successful in attracting physicians to utilize their facilities. Our optical laboratories and optical products purchasing organization also face competition on national, regional and local levels. Companies in other health care industry segments, including managers of hospital-based medical specialties or large group medical practices, may become competitors in providing ASCs and surgical equipment, as well as competitive eye care related services. Competition for retaining the services of highly qualified medical, technical and managerial personnel is significant.

We also face competitive pressures from local hospitals. In addition to competing for patients and physician relationships, ASCs are often required by Medicare and certain state laws to maintain a written transfer agreement with an area hospital. A transfer agreement provides that a hospital will accept an ASC’s patient in the event of an emergency. Generally, we have not encountered problems obtaining transfer agreements from area hospitals. In limited instances, however, we have observed hospitals resisting entering into transfer agreements for what we believe to be competitive reasons. While there often are alternatives for ASCs to comply with federal and state regulations without a transfer agreement, competitive pressures from hospitals may make it more difficult and/or expensive for our ASCs to maintain their licensure and/or Medicare certification.

Changes in the interpretation of existing laws and regulations, or adoption of new laws or regulations, governing our business operations, including physician use and/or ownership of ASCs, could result in penalties to us, require us to incur significant expenditures, or force us to make changes to our business operations.

We are subject to extensive government regulation and supervision under federal, state and local laws and regulations. Many of these laws and regulations are subject to varying interpretations, and courts and regulatory authorities generally have provided limited clarification. Moreover, state and local laws and interpretations vary from jurisdiction to jurisdiction. As a result, we may not always be able to accurately predict interpretations of applicable law, and federal and state authorities could challenge some of our activities, including our co-ownership of ASCs with physicians and other investors. If any of our activities are challenged, we may have to divert substantial time, attention and resources from running our business to defend our activities against these challenges, regardless of their merit. If we do not successfully defend these challenges, we may face a variety of adverse consequences, including:

•       loss of use of our ASCs;

•       losing our eligibility to participate in Medicare or Medicaid or losing other contracting privileges; or

•       in some instances, civil or criminal fines or penalties.

Any of these results could impair our sources of revenue and our profitability and limit our ability to grow our business.

For example, the federal anti-kickback statute prohibits the knowing and willful solicitation, receipt, offer or payment of any direct or indirect remuneration in return for the referral of patients or the ordering or purchasing of items or services payable under Medicare, Medicaid or other federal health care programs. This statute is very broad and Congress directed the Department of Health and Human Services to develop regulatory exceptions, known as safe harbors, to the statute’s referral prohibitions. While we have attempted to structure the ownership and operation of our ASCs within a safe harbor, we do not satisfy all of the requirements. Because there is no legal requirement that relationships fit within a safe harbor, a business arrangement that does not comply with the safe harbor, or for which a safe harbor does not exist, does not necessarily violate the anti-kickback statute.

Presently, despite the fact that we do not fit within a safe harbor, we believe that our ownership and operation of ASCs complies with the anti-kickback statute. However, existing interpretations or enforcement of the federal anti-kickback statute or other applicable federal or state laws and regulations could change. If so, violations of the anti-kickback statute or other laws may result in substantial civil and criminal penalties and exclusion from participation in Medicare, Medicaid and other federally funded programs.

On June 19, 2007, the Inspector General posted OIG Advisory Opinion No. 07-05. In its advisory opinion, the OIG declined to grant a favorable opinion to an arrangement in which a hospital proposed to purchase a subset of the units held in the ASC by two of the largest users of the ASC. The OIG stated that while none of the elements of the arrangement necessarily indicated fraud or abuse, it could not conclude that the difference in the cost of capital acquisition between the hospital and the physician owners was not related to the business generated by the owners for the ASC or the hospital. Although we cannot predict the ultimate application of this opinion and its impact on our business, based on the guidance that is available we believe that our joint ownership arrangements comply with the anti-kickback law.

In addition, there also is a material risk that Congress, CMS or the states could revise physician ownership and referral laws in a manner that could prohibit or limit physician ownership of ASCs. In December 2003, Congress enacted legislation imposing an 18-month moratorium on physician referrals to certain categories of hospitals, i.e., those classified as “specialty hospitals” under the law, if the physician has an ownership interest in the entity. This moratorium expired in June 2005. Future actions by either Congress or CMS to extend or possibly expand the scope of the moratorium potentially could prohibit or limit physician ownership of ASCs. Additionally, several states are considering limits on physician ownership in and referrals to specialty hospitals, and a few are considering similar limitations on physician ownership in and referrals to ASCs. To the extent that Congress, CMS or any of the states act to prohibit or limit physician ownership of ASCs, the investment structure of our ASCs could be affected.

Our limited liability company agreements and limited partnership agreements pursuant to which we own our ASCs provide that if certain laws and regulations change, or the interpretation and/or enforcement of such laws and regulations change, we may have to purchase some or all of the equity interests in our ASCs owned by physicians. The regulatory changes that could trigger this repurchase include it becoming:  (i) illegal for a physician to own an equity interest in one of our ASCs; (ii) illegal for physician-owners in our ASCs to refer Medicare or other patients to the facility; or (iii) substantially likely that the receipt by physician-owners of cash distributions from the limited liability company or partnership will be illegal. The cost of repurchasing these equity interests would be substantial. We may not have sufficient capital resources to fund these obligations, and it may trigger the need to procure additional debt or equity financing. To the extent any such financing was available to us, it may be on terms that reduce our earnings or are dilutive to our current equity holders. While we attempt to structure these purchase obligations as favorable as possible to us, the triggering of these obligations could have a significantly negative effect on our financial condition and business prospects.

Furthermore, CMS may revise the Medicare conditions for coverage of ASC services. Our Medicare-certified ASCs are required to comply with a series of regulatory obligations in order to qualify services furnished in those facilities for Medicare reimbursement. CMS has not revised the Medicare regulatory conditions for coverage in many years, but has in recent years indicated its intent to update these requirements through notice and comment rulemaking. It is our expectation that our facilities and operations could be modified as necessary to comply with whatever new conditions might be established. However, bringing our facilities and operations into compliance could involve substantial costs to the Company. Moreover, it is possible that our facilities and operations could not be revised sufficiently to be in compliance with new Medicare conditions, in which case some or all of our ASCs may be forced to disenroll from the Medicare program. Many governmental and private payors require Medicare certification as a condition to participate in their payment plans. Any ASC not enrolled in Medicare may likewise be precluded from enrolling in other governmental and private payor plans. Such exclusion would have a material negative effect on our business.

Regulation of the construction, acquisition or expansion of ASCs could prevent us from developing, acquiring, expanding or relocating facilities.

Most states require licenses to own and operate ASCs, and some states require a certificate of need (CON), to construct or modify an ASC. Several states recently have been revising licensure and CON laws in a manner that makes it more difficult to develop or relocate ASCs. If we are unable to procure the appropriate state licensure approvals, or if we are unable to obtain a CON in states with CON laws, then we may not be able to acquire or construct a sufficient number of ASCs, or to expand the scope of services offered in our existing ASCs, to achieve our growth strategy. Procuring these approvals could take considerable time, effort and expense, and may result in delays in opening new or modified facilities. Moreover, if we are unable to maintain good relations with the landlords of our ASCs, we may be forced to relocate a facility from time to time. If we are forced to relocate a facility, we may incur substantial costs in building out and furnishing our new location. In addition, depending on the state, we may also have difficulty obtaining the necessary state licensure and CON approvals to relocate the facility. For a further discussion of our regulatory environment, see “Government Regulation—State Law”  in our Annual Report on Form 10-K incorporated by reference herein.

The nature of being actively involved in acquiring ASCs could subject us to potential claims and material liabilities relating to these businesses.

Although we conduct extensive due diligence prior to acquiring an ASC and are generally indemnified by the sellers, our acquisitions could subject us to claims, suits or liabilities relating to unknown or contingent liabilities or from incidents occurring prior to our acquisition of the facility. If we incur these liabilities and are not indemnified or insured for them, our operating results and financial condition could be adversely affected.

Rapid Technological advances may reduce our sources of revenue and our profitability.

Adoption of new technologies that may be comparable or superior to existing technologies for surgical equipment could reduce the amount of the facility fees we receive from physicians who use our surgical facilities, or the amount of revenue derived from our laser services agreements. Reduction of these sources of revenue could decrease our profitability. We also may have to expend significant capital resources to deploy new technology and related equipment to remain competitive. Our inability to provide access to new and improving technology could deter physicians from using our surgical facilities or equipment.

Loss of the services of key management personnel could adversely affect our business.

Our success depends, in part, on the services of key management personnel, including Thomas S. Hall our President, Chief Executive Officer and Chairman of the Board; Jack M. Clark, our Executive Vice President and Chief Revenue Officer; and Scott T. Macomber, our Executive Vice President and Chief Financial Officer. We do not know of any reason why we might be likely to lose the services of any of these officers. However, in light of the role that each of these officers is expected to play in our future growth, if we lost the services of any of these officers, we believe that our business could be adversely affected.

The nature of our business could subject us to potential malpractice, product liability and other claims.

The provision of surgical services entails the potentially significant risk of physical injury to patients and an inherent risk of potential malpractice, product liability and other similar claims. Our insurance may not be adequate to satisfy claims or protect us and this coverage may not continue to be available at acceptable costs. A partially or completely uninsured claim against us could reduce our earnings and working capital.

Our insurance policies are generally renewed on an annual basis. Although we believe we will be able to renew our current policies or otherwise obtain comparable professional liability coverage, we have no control over the potential costs to renew. Increases in professional liability and other insurance premiums will negatively affect our profitability.

If a change in events or circumstances causes us to write-off a portion of our intangible assets, our total assets could be reduced significantly and we could incur a substantial charge to earnings.

Intangible assets, primarily in the form of goodwill, represent a significant portion of  our total assets. At December 31, 2006, intangible assets of our continuing operations represented approximately 75% of total assets and 176% of stockholders’ equity. The intangible asset value represents the excess of cost over the fair value of the separately identifiable net assets acquired in connection with our acquisitions and affiliations. The value of these assets may not be realized. We regularly, and at least annually, evaluate whether events and circumstances have occurred that indicate all or a portion of the carrying amount of the asset may no longer be recoverable, in which case an impairment charge to earnings may become necessary. If, in the future, we determine that our intangible assets have suffered an impairment that requires us to write off a portion of the asset due to a change in events or circumstances, this write-off could significantly reduce our total assets and we could incur a substantial charge to earnings, as well as be in default under one or more covenants in our credit facility.

Becoming and remaining compliant with federal regulations enacted under the Health Insurance Portability and Accountability Act could require us to expend significant resources and capital, and could impair our profitability and limit our ability to grow our business.

Numerous federal regulations have been adopted under the Health Insurance Portability and Accountability Act of 1996 (HIPAA). Compliance with HIPAA regulations governing patient privacy was required by April 14, 2003. We have taken actions in an effort to establish our compliance with HIPAA’s privacy regulations, and we believe that we are in substantial compliance with HIPAA’s privacy regulations. These actions include having our ASCs and affiliated providers implement new HIPAA-compliant policies and procedures, conducting employee HIPAA training, identifying “business associates” with whom we need to enter into HIPAA-compliant contractual arrangements and various other measures. Ongoing implementation and oversight of these measures involves significant time, effort and expense.

Other federal regulations adopted under HIPAA require that our affiliated providers and us be capable of conducting certain standardized health care transactions, including billing and other claims transactions. We have undertaken significant efforts, involving substantial time and expense, to assure that our ASCs and affiliated providers can submit transactions in compliance with HIPAA. We anticipate that continuing time and expense will be required to maintain the ability to submit HIPAA-compliant transactions, and to make sure that newly-acquired ASCs can submit HIPAA-compliant transactions.

In addition, compliance with the HIPAA security regulations was required by April 21, 2005. In general, the security regulations require ASCs and other covered entities to implement reasonable technical, physical and administrative security measures to safeguard protected health information maintained, used and disclosed in electronic form. We have taken actions in an effort to establish our compliance with HIPAA’s security regulations, and we believe that we are in substantial compliance with HIPAA’s security regulations. Ongoing implementation and oversight of these measures involves significant time, effort and expense.

HIPAA violations could expose us to civil penalties of up to $25,000 per person per year for each violation or criminal penalties with fines of up to $250,000 and/or up to 10 years in prison per violation.

RISKS RELATING TO OUR SECURITIES

Fluctuations in our quarterly operating results may make it difficult to predict our future results of operations and may cause volatility in the price of our securities.

During 2006, the market price of our common stock was volatile, fluctuating from a high trading price of $8.74 to a low trading price of $6.08 per share. Our results of operations have varied and may continue to fluctuate from quarter to quarter. We have a high level of fixed operating costs, including compensation costs and rent. As a result, our profitability depends to a large degree on the volume of surgical procedures performed in, and on our ability to utilize the capacity of, our surgical facilities.

The timing and degree of fluctuations in our operating results will depend on several factors, including:

•       general economic conditions;

•       decreases in demand for non-emergency procedures due to severe weather

•       availability or sudden loss of the services of physicians who utilize our surgical facilities;

•       availability or shortages of surgery-related products and equipment;

•       the timing and relative size of acquisitions; and

•       the recording of gains or losses on the sale of minority interests in our ASCs.

These kinds of fluctuations in quarterly operating results may make it difficult for you to assess our future results of operations and may cause a decline or volatility in the price of our securities.

Any return on your investment in our securities will depend on your ability to sell our securities at a profit.

We have never declared or paid any dividends and our credit agreement prohibits payment of dividends on our securities. We anticipate that we will not declare dividends at any time in the foreseeable future. Instead we will retain earnings for use in our business. As a result, your return on an investment in our stock likely will depend on your ability to sell our securities at a profit. In addition, the stock market has, from time to time, experienced extreme price and volume fluctuations. These broad market fluctuations may adversely affect the market price of our securities.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and incorporates by reference, certain “forward-looking statements” (as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended) that reflect our current expectations regarding our future results of operations, performance and achievements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We have tried, wherever possible, to identify these forward-looking statements by using words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends” and similar expressions. These statements reflect our current beliefs and are based on information currently available to us. Accordingly, these statements are subject to certain risks, uncertainties and contingencies that could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks and uncertainties include:  reduced prices and reimbursement rates for surgical procedures; our ability to acquire, develop or manage a sufficient number of profitable surgical facilities, including facilities that are not exclusively dedicated to eye-related procedures; our ability to manage our increasing borrowing costs as we incur additional indebtedness to fund the acquisition and development of surgical facilities; our ability to maintain successful relationships with the physicians who use our surgical facilities; our operating margins and profitability could suffer if we are unable to grow and manage effectively our increasing number of surgical facilities; competition from other companies in the acquisition, development and operation of surgical facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit our business operations, require us to incur significant expenditures or limit our ability to relocate our facilities if necessary.  These factors and others are more fully set forth above under “Risk Factors.”  You should not place undue reliance on any forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors described in other documents we file from time to time with the SEC including our annual reports on Form 10-K and our quarterly reports on Form 10-Q.

We have not authorized any person to give any information or to make any representation other than those contained in this prospectus in connection with this offering. You should not rely on such information or representation. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall create any implication that the information contained in this prospectus is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or solicitation of an offer to buy any security other than the securities covered by this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, the net proceeds from the sale of any securities offered by this prospectus will be used to repay borrowings outstanding under our credit facility and for general corporate purposes and working capital requirements. We may also use a portion of the net proceeds to fund the acquisition of majority or minority equity interests in ASCs in new or existing markets. We will have significant discretion in the use of any net proceeds. Investors will by relying on the judgment of our management regarding the application of proceeds form any sale of our securities.  We may invest the net proceeds temporarily in money market funds, commercial paper and governmental and non-governmental debt securities with maturities of up to five years.

THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings:

•       common stock;

•       preferred stock;

•       warrants to purchase common stock or preferred stock; and/or

•       debt securities.

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. The terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We will require a waiver or amendment to certain of the covenants under our current credit facility to issue any of the securities covered by this registration statement, except for common stock.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 81,761,465 shares of common stock, $0.01 par value per share. As of March 31, 2007, approximately 24,368,922 shares of common stock were issued and outstanding. The following description of the provisions of our certificate of incorporation and bylaws related to our common stock are only summaries, and we encourage you to review complete copies of these documents, which have been filed as exhibits to our periodic reports with the Securities and Exchange Commission.

Dividends, Voting Rights and Liquidation

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “NOVA.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. Their address is 59 Maiden Lane, Plaza Level, New York, NY 10038, and their telephone number is (800) 937-5449.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 1,912,000 shares of preferred stock, $0.01 par value per share, none of which were outstanding as of March 31, 2007. Our board of directors has the authority, without the need of any further vote or action by the stockholders, to designate and issue shares of preferred stock in one or more series and can specify the following terms for each such series:

•       the number of shares;

•       the designation, powers, preferences and rights of the shares; and

•       the qualifications, limitations or restrictions, except as otherwise stated in our certificate of incorporation.

On July 7, 1999, our board of directors entered into a rights agreement pursuant to which certain of our stockholders possess rights to purchase fractional shares of our Series E Junior Participating Preferred Stock with a par value of $.01 per share at a price of $110 per one one-thousandth of a share, subject to adjustment as defined in the rights agreement. These rights are not exercisable until the announcement that a person or group has acquired or intends to acquire beneficial ownership of 15% or more of our outstanding common stock. Upon the occurrence of these triggering events, each right holder will be entitled to receive shares of common stock, or in specified circumstances other assets having a value of two times the purchase price of the right. Additionally, our board of directors may exchange the rights, in whole or in part, without additional payment, for shares of common stock at an exchange ratio defined in the rights agreement. At any time prior to certain events, our board of directors may redeem all, but not less than all, of the rights at a redemption price of $.01 per right.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock or debt securities that may be issued in the future. All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

If preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

•       the number of shares in the series of preferred stock;

•       the designation for the series of preferred stock by number, letter or title that shall distinguish the series from any other series of preferred stock;

•       the purchase price;

•       the liquidation preference per share of that series of preferred stock, if any;

•       the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•       the voting rights of that series of preferred stock, if any;

•       any conversion provisions applicable to that series of preferred stock;

•       any redemption or sinking fund provisions applicable to that series of preferred stock;

•       preemptive rights, if any;

•       any listing of that series of preferred stock on any securities exchange or market;

•       the relative ranking and preferences of that series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•       a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock; and

•       the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation for such preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•       senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•       on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•       junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms calculated to or with the effect that they could delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under that prospectus supplement may differ from the terms described below.

General

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent, if any, will be a bank that we select that has its principal office in the United States and a combined capital and surplus in an amount as required by applicable law. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including, among other things:

•       the offering price and aggregate number of warrants offered;

•       the terms of the securities issuable upon exercise of the warrants;

•       if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•       in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•       in the case of warrants to purchase preferred stock, the number of shares of preferred stock purchasable upon exercise of one warrant, and the price at which these shares may be purchased upon such exercise;

•       the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•       the terms of any rights to redeem or call the warrants;

•       any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•       the dates on which the right to exercise the warrants will commence and expire;

•       the manner in which the warrant agreement and warrants may be modified;

•       federal income tax consequences of holding or exercising the warrants; and

•       any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, among other things:

•       in the case of warrants to purchase preferred stock, the right to receive payments of dividends, if any, or, preference payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any, or receive notice of stockholder meetings; or

•       in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any, or receive notice of stockholder meetings.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m., Central Standard Time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds or, if we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for the warrants. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent upon exercise of the warrants.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

The debt securities will be direct obligations of ours, which may be secured or unsecured, and which may be senior or subordinated indebtedness. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally by substantially all of our wholly-owned domestic subsidiaries. We will issue the senior notes under the senior indenture, which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated notes under the subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term ‘‘indentures’’ to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term ‘‘debenture trustee’’ to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, which will be filed as an exhibit to an amendment to this registration statement or on a report filed under the Securities Exchange Act of 1934, as amended, in connection with the applicable prospectus supplement. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in each prospectus supplement the following terms relating to a series of notes:

•       the title;

•       any limit on the aggregate principal amount that may be issued;

•       whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•       the maturity date;

•       the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payments or the method for determining such dates;

•       whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•       the terms of the subordination of any series of subordinated debt;

•       the place where payments will be made;

•       our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•       the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•       the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•       whether the indenture contains restrictive covenants, including restrictions on our ability to pay dividends, or will requiring us to maintain any asset ratios or reserves;

•       whether we will be restricted from incurring any additional indebtedness;

•       a discussion of any material or special United States federal income tax considerations applicable to the notes;

•       the provisions relating to any guarantee of the debt securities

•       the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

•       any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of notes that we may issue:

•       if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•       if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•       if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•       if we enter into or declare bankruptcy or insolvency.

If an event of default with respect to notes of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the notes of that series, provided that:

•       the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•       subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•       the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•       the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•       the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes. We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We may agree with the debenture trustee to change or amend an indenture without the consent of any holders with respect to specific matters, including:

•       to fix any ambiguity, defect or inconsistency in the indenture; and

•       to change anything that does not materially adversely affect the interests of any holder of notes of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

•       extending the fixed maturity of the series of notes;

•       reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any notes; or

•       reducing the percentage of notes, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•       register the transfer or exchange of debt securities of the series;

•       replace stolen, lost or mutilated debt securities of the series;

•       maintain paying agencies;

•       hold monies for payment in trust;

•       compensate and indemnify the trustee; and

•       appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See ‘‘Global Securities’’ below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will require no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

•       issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•       register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•       be registered in the name of a depository that we will identify in a prospectus supplement;

•       be deposited with the depository or nominee or custodian; and

•       bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depository or any nominee unless:

•       the depository has notified us that it is unwilling or unable to continue as depository or has ceased to be qualified to act as depository;

•       an event of default is continuing; or

•       any other circumstances described in a prospectus supplement occurs.

As long as the depository, or its nominee, is the registered owner of a global security, the depository or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•       will not be entitled to have the debt securities registered in their names;

•       will not be entitled to physical delivery of certificated debt securities; and

•       will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depository or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depository or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depository will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depository, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depository. The depository policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depository’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

PLAN OF DISTRIBUTION

We may from time to time sell any or all of our securities on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or varying prices, at or related to prevailing market prices or at negotiated prices. We may use any one or more of the following methods when selling our securities:

•       ordinary brokerage transactions and transactions in which underwriters, dealers or agents solicit purchasers;

•       block trades in which underwriters, dealers or agents will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•       purchases by an underwriter, dealer or agent as principal and resale by the underwriter, dealer or agent for its account pursuant to its prospectus;

•       an over-the-counter distribution in accordance with the rules of the Nasdaq Global Market;

•       privately negotiated transactions;

•       underwriters, dealers or agents may agree to sell a specified number of such securities at a stipulated price per share;

•       a combination of any such methods of sale; and

•       any other method permitted pursuant to applicable law.

We will describe the method of distribution of our securities in the applicable prospectus supplement.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions, in amounts to be negotiated, from us (or, if any underwriter, dealer or agent acts as agent for the purchaser of securities, from the purchaser) in connection with the sale of our securities. These underwriters, dealers and agents may qualify as “underwriters” within the meaning of the Securities Act. As a result, discounts, commissions or profits on resales received by underwriters, dealers and agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers and agents under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of our securities the option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

In connection with the offering of our securities, certain persons participating in such offering may engage in transactions that stabilize, maintain or otherwise affect the market prices of such securities, including stabilizing transactions, syndicate covering transactions and the imposition of penalty bids. Specifically, such persons may overallot in connection with the offering and may bid for and purchase our securities in the open market. We will describe any of these activities known to us in the applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being registered by this prospectus will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois. Steven V. Napolitano, a partner of Winston & Strawn LLP, is a director of the Company.

EXPERTS

The financial statements as of and for the years ended December 31, 2005 and 2006 and the related schedules and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the restatement of its financial statements as described in Note 2 to the financial statements in the Company’s annual report of Form 10-K for the year ended December 31, 2005 not separately presented herein) of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on its authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the termination of this offering (except for information contained in any such filing where we indicate that such information is being furnished and not filed under the Exchange Act), as well as the following documents:

•       our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 16, 2007;

•       our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed with the SEC on May 10, 2007;

•       our Definitive Proxy Statement, filed with the SEC on April 18, 2007;

•       our Current Reports on Form 8-K filed with the SEC on January 17, 2007, February 13, 2007 (as amended by our Current Report on Form 8-K/A filed on May 22, 2007), February 27, 2007 and June 6, 2007 (as amended by our Current Report on Form 8-K/A filed on June 18, 2007) and our Current Report on Form 8-K/A filed on May 30, 2007; and

•       the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 8, 1999, and any further amendment or report filed hereafter for the purpose of updating such description.

The website listed above, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document. This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference into this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference into this prospectus. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

You may request a copy of any of these filings, at no cost to you, by writing or telephoning us at the following address and telephone number: NovaMed, Inc., 980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611; telephone number (312) 664-4100. These filings are also available from the SEC’s website and Public Reference Room described under the heading “Where You Can Find More Information.”

Additionally, we make these filings available, free of charge, on our website at www.novamed.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may inspect these documents without charge at the principal office of the SEC located at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies of these documents from the SEC’s Public Reference Room at its principal office. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts, commissions and concessions, payable by the Registrant in connection with the sale of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Amount to Be Paid by
Registrant(1)
SEC registration fee	$2,303
Legal fees and expenses	$75,000
Accounting fees and expenses	$50,000
Printing and engraving expenses	$35,000
Transfer agent and registrar expenses	$10,000
Miscellaneous expenses	$7,697
Total	$180,000

(1)          Each of the amounts set forth above, other than the SEC registration fee, is an estimate.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are organized under the laws of the State of Delaware. Our Certificate of Incorporation, as amended, and bylaws, as amended, eliminate the personal liability of our directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, our Certificate of Incorporation, as amended, and bylaws, as amended, provide indemnity for our current or former officers and directors against all liabilities and costs of defending an action or suit in which they were involved by reason of their positions with us. However, we cannot indemnify any person if a court finds that the person did not act in good faith. Our bylaws, as amended, also provide that we may purchase insurance to protect any director, officer, employee or agent against any liability. We have entered into separate indemnification agreements with each of our directors and executive officers, whereby we have agreed, among other things, to indemnify them to the fullest extent permitted by the Delaware General Corporation Law, subject to specified limitations, against certain liabilities actually incurred by them in any proceeding in which they are a party that may arise by reason of their status as directors, officers, employees or agents or may arise by reason of their serving as such at our request for another entity and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We intend to enter into similar separate indemnification agreements with any directors or officers who may join us in the future. There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought nor are we aware of any pending or threatened litigation that may result in claims for indemnification.

ITEM 16.   EXHIBITS

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
4.1**	Specimen Common Stock Certificate
4.2*	Specimen Preferred Stock Certificate
4.3++	Form of Indenture between Registrant and a Trustee to be named relating to Senior Debt Securities
4.4++	Form of Indenture between Registrant and a Trustee to be named relating to Subordinated Debt Securities
4.5*	Form of Warrant
5.1++	Opinion of Winston & Strawn LLP
23.1++	Consent of Winston & Strawn LLP (contained in Exhibit 5.1)
23.2++	Consent of BDO Seidman, LLP
23.3++	Consent of PricewaterhouseCoopers LLP
23.4***	Consent of Levine, Katz, Nannis + Solomon, PC
24.1++	Power of Attorney (included on the signature page to this Registration Statement)
25.1+++	Statement of Eligibility and Qualification of the Trustee, LaSalle Bank National Association, on Form T-1

*                                 To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and as incorporated herein by reference.

**                          Incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (No. 333-79271), filed with the SEC on July 6, 1999.

***                   Incorporated by reference to Exhibit 23.3 of the Company’s Current Report on Form 8-K/A filed with the SEC on June 18, 2007.

+                             Previously filed, but amended or updated version filed herewith.

++                  Previously filed.

+++       Filed herewith.

ITEM 17.   UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)             Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)   The undersigned Registrant hereby undertakes that:

(1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2)   For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NOVAMED, INC.
By:	/s/ THOMAS S. HALL
Thomas S. Hall President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President, Chief Executive Officer	June 20, 2007
Thomas S. Hall	(Principal Executive Officer), Chairman of the Board and a Director
*	Executive Vice President and Chief Financial	June 20, 2007
Scott T. Macomber	Officer (Principal Financial Officer)
*	Vice President, Corporate Controller	June 20, 2007
John P. Hart	(Principal Accounting Officer)
*	Lead Director	June 20, 2007
Robert J. Kelly
*	Director	June 20, 2007
R. Judd Jessup
*	Director	June 20, 2007
Scott H. Kirk
*	Director	June 20, 2007
Steven V. Napolitano
*	Director	June 20, 2007
C.A. Lance Piccolo

*By:	/s/ THOMAS S. HALL
Thomas S. Hall
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, NovaMed Management Services, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NOVAMED MANAGEMENT SERVICES, LLC
By:	NovaMed, Inc., its Manager and Sole Member
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President, and President of NovaMed,	June 20, 2007
Thomas S. Hall	Inc., the Manager and sole member of NovaMed Management Services, LLC (Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NovaMed Management of Kansas City, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NOVAMED MANAGEMENT OF KANSAS CITY, INC.
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President and sole Director	June 20, 2007
Thomas S. Hall	(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, Blue Ridge NovaMed, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

BLUE RIDGE NOVAMED, INC.
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President and sole Director	June 20, 2007
Thomas S. Hall	(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NovaMed of Louisville, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NOVAMED OF LOUISVILLE, INC.
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President and sole Director	June 20, 2007
Thomas S. Hall	(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, Midwest Uncuts, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

MIDWEST UNCUTS, INC.
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President and sole Director	June 20, 2007
Thomas S. Hall	(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NovaMed Eyecare Research, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NOVAMED EYECARE RESEARCH, INC.
By:	/S/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President and sole Director	June 20, 2007
Thomas S. Hall	(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NovaMed Eye Surgery and Laser Center of St. Joseph, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NOVAMED EYE SURGERY AND LASER CENTER OF ST. JOSEPH, INC.
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President and sole Director	June 20, 2007
Thomas S. Hall	(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NMGK, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NMGK, INC.
By:	/S/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President and sole Director	June 20, 2007
Thomas S. Hall	(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NMLO, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NMLO, INC.
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President and sole Director	June 20, 2007
Thomas S. Hall	(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NovaMed Eye Surgery Center of Cincinnati, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NOVAMED EYE SURGERY CENTER OF CINCINNATI, LLC
By:	NovaMed Management Services, LLC
its Manager and Sole Member
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President, and President of NovaMed	June 20, 2007
Thomas S. Hall	Management Services, LLC, the Manager and sole member of NovaMed Eye Surgery Center of Cincinnati, LLC (Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, Patient Education Concepts, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

PATIENT EDUCATION CONCEPTS, INC.
By:	/s/ THOMAS S. HALL
Thomas S. Hall Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	Chief Executive Officer and	June 20, 2007
Thomas S. Hall	sole Director
(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NMI, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NMI, INC.
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President and sole Director	June 20, 2007
Thomas S. Hall	(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NovaMed Acquisition Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NOVAMED ACQUISITION COMPANY, INC.
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President and sole Director	June 20, 2007
Thomas S. Hall	(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NovaMed of Texas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NOVAMED OF TEXAS, INC.
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President and sole Director	June 20, 2007
Thomas S. Hall	(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NovaMed Alliance, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NOVAMED ALLIANCE, INC.
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President and sole Director	June 20, 2007
Thomas S. Hall	(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NovaMed of Wisconsin, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NOVAMED OF WISCONSIN, INC.
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President and sole Director	June 20, 2007
Thomas S. Hall	(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NovaMed of Dallas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NOVAMED OF DALLAS, INC.
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President and sole Director	June 20, 2007
Thomas S. Hall	(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NovaMed of San Antonio, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NOVAMED OF SAN ANTONIO, INC.
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President and sole Director	June 20, 2007
Thomas S. Hall	(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NovaMed of Laredo, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NOVAMED OF LAREDO, INC.
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President and sole Director	June 20, 2007
Thomas S. Hall	(Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NovaMed Eye Surgery Center of North County, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NOVAMED EYE SURGERY CENTER OF NORTH COUNTY, LLC
By:	NovaMed Management Services, LLC,
its Manager and Sole Member
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President, and President of NovaMed	June 20, 2007
Thomas S. Hall	Management Services, LLC, the Manager and sole member of NovaMed Eye Surgery Center of North County, LLC (Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, NovaMed Eye Surgery Center (Plaza), LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 2007.

NOVAMED EYE SURGERY CENTER (PLAZA), LLC
By:	NovaMed Management of Kansas City, Inc.,
its Manager and Sole Member
By:	/s/ THOMAS S. HALL
Thomas S. Hall President

Pursuant to the requirements of the Securities Act, this amendment to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS S. HALL	President, and President of NovaMed	June 20, 2007
Thomas S. Hall	Management of Kansas City, Inc., the Manager and sole member of NovaMed Eye Surgery Center (Plaza), LLC (Principal Executive Officer)
/s/ SCOTT T. MACOMBER	Executive Vice President and	June 20, 2007
Scott T. Macomber	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
4.1**	Specimen Common Stock Certificate
4.2*	Specimen Preferred Stock Certificate
4.3++	Form of Indenture between Registrant and a Trustee to be named relating to Senior Debt Securities
4.4++	Form of Indenture between Registrant and a Trustee to be named relating to Subordinated Debt Securities
4.5*	Form of Warrant
5.1++	Opinion of Winston & Strawn LLP
23.1++	Consent of Winston & Strawn LLP (contained in Exhibit 5.1)
23.2++	Consent of BDO Seidman, LLP
23.3++	Consent of PricewaterhouseCoopers LLP
23.4***	Consent of Levine, Katz, Nannis + Solomon, PC
24.1++	Power of Attorney (included on the signature page to this Registration Statement)
25.1+++	Statement of Eligibility and Qualification of the Trustee, LaSalle Bank National Association, on Form T-1

*                                 To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and as incorporated herein by reference.

**                          Incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (No. 333-79271), filed with the SEC on July 6, 1999.

***                   Incorporated by reference to Exhibit 23.3 of the Company’s Current Report on Form 8-K/A filed with the SEC on June 18, 2007.

+                             Previously filed, but amended or updated version filed herewith.

++                  Previously filed.

+++       Filed herewith.